UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 13, 2015

TEMPUR SEALY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Tempur Way
Lexington, Kentucky  40511
(Address of principal executive offices) (Zip Code)

(800) 878-8889
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On February 13, 2015, Tempur Sealy International, Inc. (the "Company") announced that it had updated its reportable business segments commencing with the quarter ending March 31, 2015. Additionally, the Company updated its channel reporting categories. The Company provided tables showing the Company’s historical net sales, gross profit and operating income data; net sales data using the new channel level sales categories; and net sales data for product level sales categories, using the new business segments for 2014 and 2013, by quarter and full year. The information presented for the Company is for all periods, except for Sealy Corporation and its historical subsidiaries ("Sealy"), which is for all periods since March 18, 2013, the date the Company completed the acquisition of Sealy. In addition, the information presented only reflects the recategorization of net sales, gross profit and operating income data and no other adjustments to the historical information have been made, other than certain prior-period amounts reclassified in channel level sales outside of the segment changes that do not materially impact previously reported channel level net sales. A copy of the supplemental information is furnished as Exhibit 99.1 to this Current Report.

The information in this report (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibit

(d)  Exhibits

Exhibit	Description
99.1	Document titled "Tempur Sealy Provides Updated Historical Financial Information Based on New Business Segments"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 13, 2015

Tempur Sealy International, Inc.

By:	/s/ Dale E. Williams
Name:	Dale E. Williams
Title:	Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Document titled "Tempur Sealy Provides Updated Historical Financial Information Based on New Business Segments"